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                          AMERICAN CHURCH MORTGAGE COMPANY

                             DIVIDEND REINVESTMENT PLAN

TO OUR SHAREHOLDERS

     American Church Mortgage Company (the "Company") dividend reinvestment plan provides shareholders the opportunity to invest quarterly cash dividends in additional shares of its common stock without incurring any brokerage charges.

     Our Dividend Reinvestment Plan is described fully in this brochure. If you elect to participate in the plan, your quarterly dividends will be used to purchase additional shares of common stock of American Church Mortgage Company in your name. American Church Mortgage Company will pay brokerage charges, if any, associated with purchases under the plan.

     This plan is entirely voluntary and you may join or withdraw at any time. One primary benefit of the program is that it provides you the right to buy additional shares without brokerage charges.

     We suggest that you carefully review the information in this brochure and retain it for future reference. If you decide to participate, please sign and mail the authorization card in the enclosed postage-paid envelope. If you do not elect to join the plan, you will continue to receive your dividends as you have previously designated. After reading this information, if you have any questions, please feel free to contact the Dividend Reinvestment Agent, Gemisys Corporation, Dividend Reinvestment Department, 7103 South Revere Parkway, Englewood, Colorado 80112, telephone (303) 705-6000.

     Sincerely,




     David G. Reinhart, President
     American Church Mortgage Company


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     The Dividend Reinvestment Plan described in this brochure is designed for all shareholders of American Church Mortgage Company regardless of the size of their holdings. It provides a practical and economical way of reinvesting dividends from American Church Mortgage Company (the "Company") in shares of common stock of the Company. Under the plan, the dividends due to participating shareholders will be deposited directly with Gemisys Corporation, Englewood, Colorado (the "Dividend Reinvestment Agent") which, as purchasing agent, will combine the purchases of all participating shareholders.

     The plan offers several attractive features:

     Investments are made automatically, without brokerage fees or service charges. The Company pays for any charges associated with acquiring additional shares of common stock of the Company.

     The Dividend Reinvestment Agent keeps detailed records of your account and mails you a statement quarterly which will reflect transactions in your account during that period.

     The service is entirely voluntary. You may join at any time or end your participation in the plan whenever you wish.

     Your invested funds are utilized fully since your account is credited with fractional interests in shares, (computed to three decimal places) on which future dividends are prorated and invested for you.

     AUTOMATIC INVESTMENT

     Once you have enrolled by returning the enclosed authorization card, the service will be automatic. The Dividend Reinvestment Agent, as your agent, will receive the total amount of your dividends on the shares then held by you and on any additional full or fractional shares acquired under the plan. The Dividend Reinvestment Agent will then purchase more common shares of the Company for you at the prevailing market price (or during the initial offering period or when no market exists, at $10.00 per share). Your dividends, regardless of size, will be fully invested. The Dividend Reinvestment Agent will credit you with fractional shares computed to three decimal places for any amount less than the cost of one full share.

STATEMENT OF ACCOUNT

     You will receive a detailed quarterly statement of your account showing total cash dividends received, shares purchased and total shares held in your account by the Dividend Reinvestment Agent.

CUSTODY OF SHARES

     The Dividend Reinvestment Agent will hold the shares purchased for you until termination of your participation in the plan. This convenience provides added protection against loss, theft or inadvertent destruction of stock certificates.

     However, certificates for full shares held by the Dividend Reinvestment Agent can be issued to you at any time upon your written request. Or, you may file a blanket request that certificates be issued for full shares whenever they are credited to your account.

VOTING RIGHTS

     The Dividend Reinvestment Agent will vote any shares held for your account only in accordance with item 6 of the Terms and Conditions herein.

TAX RESPONSIBILITY

     Dividends that are reinvested for you are subject to income taxes as if they had been paid directly to you in cash. In addition, the Internal Revenue Service has issued a private ruling on an arrangement similar to this Plan to the effect that any brokerage commissions paid by the Company on your behalf are also to be treated as dividend income to you.

     Accordingly, the Dividend Reinvestment Agent will send you a year-end statement showing dividends invested, service charges and any brokerage commissions paid on your behalf, and you should retain this statement for your tax records.

     You should consult your personal tax advisor concerning your proper tax treatment of these amounts, as interpretations may differ, and laws, regulations and rulings may change over time.

     The price at which your shares are purchased will be the average price of all the shares the Dividend Reinvestment Agent bought for Plan participants at the same time your shares are purchased. The Internal

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Revenue Service's private ruling also stated that any brokerage commissions may be added to the cost basis of the shares purchased for your account. You will need to know this information in order to compute taxable gains or losses if you sell your shares.

TERMINATION

     You may terminate your participation in the Plan at any time by writing the Dividend Reinvestment Agent. Ordinarily a termination notice is effective immediately, but if it is not received before the record date for a particular dividend, that dividend will be reinvested under the plan, but future dividends will thereafter be sent directly to you. Upon termination, stock certificates for full shares will be issued in your name. Or, if you desire, the full shares held for your account may be sold and you will receive the proceeds, less applicable brokerage commissions and service charges. Any fractional shares at the time of termination will be liquidated at the then-prevailing market price of common shares of the Company and you will receive the proceeds in cash for fractional shares.

HOW TO JOIN

     To participate in this service, complete the enclosed authorization card and mail it to the Dividend Reinvestment Agent. Your participation will begin with the next dividend, provided your authorization is received before the Dividend Record Date. Should your authorization card arrive after the Dividend Record Date, it will be necessary to delay participation until the next dividend. To participate in the Optional Cash Investment feature, simply send your check or money order payable to the Dividend Reinvestment Agent along with the authorization form or with the tear-off portion of the Statement of Account you will receive after your initial dividend has been invested. MAIL THIS DIRECTLY TO THE DIVIDEND REINVESTMENT AGENT, not to the Company. The formal terms of the service are in this leaflet. All questions and correspondence about the service should be directed to:

                                Gemisys Corporation
                          Dividend Reinvestment Department
                             7103 South Revere Parkway
                             Englewood, Colorado 80112
                             Telephone: (303) 705-6000

TERMS AND CONDITIONS

     Terms and Conditions of Authorization for Automatic Dividend
Reinvestment Plan

1.  DIVIDEND REINVESTMENT AGENT AS AGENT

     As agent for the participant, Gemisys Corporation (the "Dividend Reinvestment Agent") will apply all dividends on the shares of Common Stock of the Company held by the participant, acquired under the Company Dividend Reinvestment Plan (the "Plan") to the purchase of additional shares of Common Stock of the Company for the participant's account. Such purchases may be made directly from the Company, on any securities exchange where such shares are traded, in the over-the-counter market or in negotiated transactions and may be on such terms as to price, delivery and otherwise as the Dividend Reinvestment Agent may determine.

2.  INVESTMENT OF DIVIDENDS

     In making purchases for the participant's account, the Dividend Reinvestment Agent may commingle the participant's funds with those of other participants. In the case of each purchase, the price at which the Dividend Reinvestment Agent shall be deemed to have acquired shares for the participant's account shall be the average price of all shares purchased by it, as agent for participants in the Plan, with their aggregate funds used for such purchase. The Dividend Reinvestment Agent may hold the shares of all participants together in its name or the name of its nominee. The Dividend Reinvestment Agent shall have no responsibility as to the value of the Common Stock of the Company acquired for the participant's account. Dividends will be invested by the Dividend Reinvestment Agent no later than 30 days after receipt, and optional cash investments will be invested at 30 day intervals provided that the aggregate funds are sufficient to purchase at least 100 shares, except where deferment is necessary to comply with Rule 10b-6 under the Securities Exchange Act of 1934 or other applicable provisions of securities law. It is understood that, in any event, the Dividend Reinvestment Agent shall have no liability in connection with any inability to purchase shares or the timing of any purchases. Participant's funds held by the Dividend Reinvestment Agent will not bear interest.

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3.  STATEMENT OF ACCOUNT

     On at least a quarterly basis, the Dividend Reinvestment Agent will send to each participant whose funds have been applied to such purchase a statement of all transactions in the account since the last statement, including a statement showing the current shares in the account.

4.  SHARE CERTIFICATES

     No certificates will be issued to a participant for shares in the participant's account unless so requested of the Dividend Reinvestment Agent in writing or until the account is terminated. A participant may file a blanket request that certificates be issued for full shares as they are credited to the account. Such requests shall be handled by the Dividend Reinvestment Agent without charge to the participant. No certificate for a fractional share will be issued, but dividends on a fractional interest in a share will be credited to the participant's account.

5.  INCOME TAX

     It is understood that the reinvestment of dividends does not relieve the participant of any income tax which may be payable on such dividends. The Dividend Reinvestment Agent will report to all participants the amount of dividends credited their accounts.

6.  VOTING OF SHARES

     The Dividend Reinvestment Agent will vote all shares held in the participant's account in the same way in which each participant votes shares of the Company standing of record in the participant's name by the regular proxy returned by participants to the Company, or, if Dividend Reinvestment Agent sends to participant a separate proxy covering the shares credited to participant's dividend reinvestment account, then such shares will be voted as designated in such separate proxy. In the event participant does not direct the voting of shares by either such regular or separate proxy, the shares credited to participant's dividend reinvestment account will not be voted.

7.  NO SALE, PLEDGE, ASSIGNMENT, ETC.

     Except as otherwise expressly provided herein, the participants may not sell, pledge, hypothecate or otherwise assign or transfer the participant's account, any interest therein or any cash or shares credited to the participant's account. No attempt at any such sale, pledge, hypothecation or other assignment or transfer shall be effective. Nothing herein shall affect a shareholder's rights with respect to shares for which certificates have been received.

8.  TERMINATION OF PARTICIPATION

     A participant may terminate the account at any time by written notice to the Dividend Reinvestment Agent. Any such notice received after a dividend record date shall not be effective until dividends paid for such record date have been credited to the participant's account. The Dividend Reinvestment Agent may terminate the account at any time by notice in writing mailed to the participant. A participant requesting termination may elect to receive either stock or cash for all the full shares in the account. If cash is elected, the Dividend Reinvestment Agent will sell such shares at the then current market value and the Dividend Reinvestment Agent will send the net proceeds to the participant, after deducting brokerage commissions and service charges. If no election is made in the request for termination, stock will be issued for full shares. In either case, the participant will receive cash at then current market value in lieu of any fractional interest in a share. If a participant disposes of all shares registered in the participant's name on the books of the Company, the Dividend Reinvestment Agent will request instructions as to the disposition the participant wishes to be made of shares in the participant's account with the Dividend Reinvestment Agent. If the Dividend Reinvestment Agent should be unable to obtain instructions in such a case within 30 days after the mailing of such request, it may terminate the account and issue certificates for all full shares in the Dividend Reinvestment Account together with cash for any fractional interest in a share.

9.  STOCK DIVIDENDS OR STOCK SPLITS

     It is understood that any stock dividends or stock splits distributed by the Company on shares held by the Dividend Reinvestment Agent for the participant will be credited to the participant's account. In the event that the Company makes available to its shareholders rights to purchase additional shares or other securities of the Company, the Dividend Reinvestment Agent will sell such rights accruing to shares held by the Dividend Reinvestment Agent for the participant and will combine the resultant funds with the next regular dividend or Optional Cash Investment for reinvestment at that time. If a participant desires to exercise such rights, the

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participant should request that certificates be issued for full shares, as provided in item 4 above.

10.  STANDARD OF CARE

     The Dividend Reinvestment Agent, its nominee and the Company shall have no responsibility beyond the exercise of ordinary care for any action taken or omitted pursuant to the Plan nor shall they have any duties, responsibilities or liabilities except such as are expressly set forth herein.

11.  LIABILITY

     The Dividend Reinvestment Agent shall not be liable hereunder for any act done in good faith, nor for any good faith omission to act, including without limitation, any claims of liability (1) arising out of failure to terminate the participant's account upon such participant's death prior to receipt of notice in writing of such death, and (2) with respect to the prices at which shares are purchased or sold for the participant's account and the times such purchases or sales are made.

12.  GOVERNING LAW

     The terms and conditions of the Plan and the Authorization Card shall be governed by the laws of the State of Minnesota.



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